SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3 Trowbridge Drive, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 26, 2007, the number of authorized shares of Common Stock of the Company, par value $0.0001, was increased from 130,000,000 to 200,000,000 and the number of authorized shares of Preferred Stock of the Company, par value $0.0001, was increased from 40,000,000 to 60,000,000. A Certificate of Amendment to the Company’s Certificate of Incorporation evidencing such increases was filed with the Secretary of State of the State Delaware on September 26, 2007. A copy of such Certificate of Amendment is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 3 - Certificate of Amendment to the Certificate of Incorporation of Aduromed Industries, Inc. dated September 26, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By:	/s/ Damien R. Tanaka

Damien R. Tanaka
Chairman, President and CEO

Dated: September 26, 2007